 Exhibit 10.3

WARNING

the taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a PDF scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a PDF scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee

AUSTRIAN SUPPLEMENTAL INDENTURE

Supplemental Indenture (this “Supplemental Indenture”), dated as of March 11, 2014 among DSM Fine Chemicals Austria Nfg GmbH & Co KG and DSM Life Science Products International GmbH (collectively, the “Austrian Guarantors”), each a subsidiary of JLL/Delta Dutch Newco B.V., a private limited liability company organized under the laws of the Netherlands, as Issuer (under the Indenture referred to below), and Wells Fargo Bank, National Association, as trustee (under the Indenture referred to below) (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 5, 2014, providing for the issuance of an unlimited aggregate principal amount of 7.50% Senior Notes due 2022 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Austrian Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Austrian Guarantors shall unconditionally guarantee, subject to the limitations as set out herein, all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Limited Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and the Austrian Guarantors are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)          Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)          Agreement to Guarantee.

(a) Each Austrian Guarantor hereby agrees to be a Limited Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to the Limited Guarantors, including Article 10 thereof, subject to the limitations as set out herein.

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(b) Nothing in the Limited Guarantee, the Indenture and/or the Supplemental Indenture shall be construed to create any obligation of the Austrian Guarantors to act in violation of mandatory Austrian capital maintenance rules (Kapitalerhaltungsvorschriften) including, without limitation, § 82 et seq. of the Austrian Act on Limited Liability Companies (Gesetz über Gesellschaften mit beschränkter Haftung - “GmbHG”) and § 52 et seq. of the Austrian Act on Joint Stock Companies (Aktiengesetz - “AktG”) (the “Austrian Capital Maintenance Rules”), and any and all obligations of the Austrian Guarantors under their Limited Guarantee, the Indenture and/or the Supplemental Indenture shall be limited in accordance with Austrian Capital Maintenance Rules. If and to the extent that payment obligations of the Austrian Guarantors under the Limited Guarantee, the Indenture and/or the Supplemental Indenture would violate any Austrian Capital Maintenance Rules, such payment obligation shall at all times be limited to the maximum amount permitted to be paid in accordance with such rules and shall (as per the current understanding of the Austrian Capital Maintenance Rules) not exceed

(i)          the Austrian Guarantor’s balance sheet profit (including retained earnings) ((Bilanzgewinn) as defined in § 224 (3) lit A no. IV of the Austrian Enterprise Code (Unternehmensgesetzbuch – UGB) as calculated by reference to the most recent audited and approved (festgestellt within the Austrian law meaning of that term) financial statements of the Austrian Guarantor) then available for distribution at the time or times payment under or pursuant to the Limited Guarantee is requested, plus

(ii)         any other amounts which are freely available or can be converted into amounts freely available for distribution to the shareholder(s) under the GmbHG or the AktG (as the case may be) and the UGB (such as, for instance, unrestricted reserves (freie Rücklagen within the Austrian law meaning of that term)) at the time or times payment under or pursuant to the Limited Guarantee is requested from the Austrian Guarantor to the extent these have been made available by passing the necessary corporate resolutions and taking other steps required by law for distribution at the relevant point in time in accordance with Austrian law, plus

(iii)        to the extent applicable, amounts payable by the Austrian Guarantor and/ or its subsidiaries from bond proceeds which were on-lent to the Austrian Guarantor and/ or its subsidiaries by the Issuer, to the extent owed by the Austrian Guarantor and/ or its subsidiaries to the Issuer at the relevant point in time, plus

(iv)        to the extent applicable, the amount of any indebtedness capable of being discharged by way of setting-off that Austrian Guarantor’s re-course claim following an enforcement of this Supplemental Indenture against any indebtedness owed by that Austrian Guarantor to the Issuer, to the extent such set-off is enforceable and permitted under the Limited Guarantee at the time of payment under or pursuant to the Limited Guarantee.

(c) Each Austrian Guarantor hereby agrees that it is liable for, as primary obligor and not as surety (Bürge) and not as joint debtor (Mitschuldner), under the Limited Guarantee and undertakes to pay the amounts demanded under or pursuant to its Limited Guarantee unconditionally, irrevocably, upon first demand and without raising any defenses or objections, set-off or counterclaim and without verification of the legal ground (unbedingt, unwiderruflich, auf erstes Anfordern, unter Verzicht auf alle Einwendungen oder Einreden, ohne Aufrechnung oder die Geltendmachung von Gegenforderungen und ohne Prüfung des Rechtsgrunds) within the Austrian law meaning of these terms. The Limited Guarantee is an abstract guarantee (abstrakter Garantievertrag).

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(3)          Execution and Delivery.

(a)          To evidence its Guarantee set forth in Section 10.01 of the Indenture, each Austrian Guarantor hereby agrees that this Supplemental Indenture shall be executed on behalf of such Austrian Guarantor by its legal representatives in accordance with Austrian law or any attorney duly authorized in writing.

(b)          If an Officer whose signature is on this Supplemental Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

(c) The Austrian Guarantors agree that the Limited Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Limited Guarantee on the Notes.

(4)          Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARDS TO CONFLICT OF LAWS PROVISIONS THEREOF.

(5)          Agent for Service; Submission to Jurisdiction; Waiver of Immunity.

(a)          By the execution and delivery of this Supplemental Indenture, the Austrian Guarantors (A) acknowledge that they have, by separate written instrument, designated and appointed Patheon Pharmaceuticals Inc., c/o Patheon Inc., 4721 Emperor Boulevard, Suite 200, Durham NC 27703, Attn: Legal Department (together with any successor, the “Agent for Service”), as their authorized agent upon which process may be served in any suit or proceeding based on or arising out of this Supplemental Indenture, that may be instituted in any U.S. federal or state court in the State of New York, or brought under U.S. federal or state securities laws, and acknowledge that the Agent for Service has accepted such designation, (B) submit for themselves and their property to the non exclusive jurisdiction of any such court in any such suit or proceeding, (C) consent that any such proceeding may be brought in any such court and waives trial by jury and any objection that any of them may now or hereafter have to the venue of any such proceeding in any such court or that such proceeding was brought in any inconvenient court and agrees not to plead or claim the same, (D) agree that service of process upon the Agent for Service (or any successor) and written notice of said service to such Persons in accordance with Section 12.01 of the Indenture shall be deemed in every respect effective service of process upon such Persons in any such suit or proceeding and (E) agree that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(b)          To the extent that the Austrian Guarantors may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to or arising out of this Supplemental Indenture, to claim for itself or its revenues, assets or properties immunity (whether by reason of sovereignty or otherwise) from suit, from the jurisdiction of any court (including but not limited to any court of the United States of America or the State of New York), from attachment prior to judgment, from set-off, from execution of a judgment or from any other legal process, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Person hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the extent permitted by law.

(6)          Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(7)          Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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(8)          The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Austrian Guarantors.

(9)          Subrogation. The Austrian Guarantors shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by the Austrian Guarantors pursuant to the provisions of Section 10.01 of the Indenture; provided that, if an Event of Default has occurred and is continuing, no Austrian Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under the Indenture or the Notes shall have been paid in full.

(10)        Successors. All agreements of each of the Austrian Guarantors in this Supplemental Indenture shall bind its Successor Guarantor, except as otherwise provided in the seventh paragraph under Section 10.01 of the Indenture or elsewhere in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

(11)        Place of Performance. The parties hereto agree that the exclusive place of performance (Erfüllungsort) for all rights and obligations under this Supplemental Indenture and any transaction contemplated thereunder shall be at the seat of the Trustee, or any other place reasonably designated by the Trustee but in any case a place outside the Republic of Austria.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

DSM FINE CHEMICALS AUSTRIA NFG GMBH & CO KG
DSM LIFE SCIENCE PRODUCTS INTERNATIONAL GMBH
as an Austrian Guarantor

By:
Name: Michael Lytton
Title: Authorized Signatory

[Signature Page to Austrian Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page to Austrian Supplemental Indenture]